EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-47200 of General Motors Corporation on Form S-8 of our report dated June 8, 2001 appearing in this Annual Report on Form 11-K of the Saturn Individual Savings Plan for Represented Members for the year ended December 31, 2000.




/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Nashville, Tennessee
June 27, 2001







































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